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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                         The General Chemical Group Inc.
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             (Exact name of registrant as specified in its charter)

                Delaware                                02-0423437
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire                      03842
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(Address of principal executive offices)               (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-57740

Securities to be registered pursuant to Section 12(g) of the Act:

                         Rights to Purchase Common Stock
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                                (Title of class)






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Item 1.  Description of Registrant's Securities
         to be Registered

         Rights to Purchase Common Stock

         The description of the Registrant's Rights to Purchase Common Stock is incorporated by reference to the information appearing under "The Rights
Offering" in the Registrant's Prospectus which forms a part of Registrant's
Registration Statement on Form S-3 (File No. 333-57740), originally filed with the SEC on March 28, 2001 and amended by Amendment No. 1, filed with the SEC on April 12, 2001, and Amendment No. 2, filed with the SEC on April 17, 2001.

Item 2.  Exhibits

         1. Form of Subscription Warrant to Subscribe for Shares of The
            General Chemical Group Inc. Common Stock. Incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration
            Statement on Form S-3 (File No. 333-57740), originally filed with the SEC on March 28, 2001 and amended by Amendment No. 1, filed with the SEC on April 12, 2001, and Amendment No. 2, filed with the SEC on April 17, 2001.




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                                   SIGNATURES


           Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 25, 2001



                           THE GENERAL CHEMICAL GROUP INC.

                           By:      /s/ Robert J. Gagalis
                               ----------------------------------
                               Name: Robert J. Gagalis
                               Title: Vice President and Chief Financial Officer